THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is executed as of April 29, 2004, by and among RAM Energy, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture), and The Bank of New York, successor to United States Trust Company of New York, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee heretofore entered into a certain Indenture dated as of February 24, 1998 (as supplemented and amended by the Supplemental Indenture dated February 24, 1998, and the Second Supplemental Indenture dated November 22, 2002, the “Indenture”) governing the Company’s 11½% Senior Notes due 2008 (the “Notes”); and

WHEREAS, in accordance with Section 9.1(a)(vii) of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may, without the consent of any Holders of the Notes, amend or supplement the Indenture and the Notes to release a Subsidiary Guarantor from its obligations under the Indenture and under its Subsidiary Guarantee pursuant to Section 10.5 of the Indenture; and

WHEREAS, pursuant to Section 9.1(b) of the Indenture, the Company has provided to the Trustee: (i) a written request of the Company to amend the Indenture, by execution of a supplemental indenture, to release RB Operating Company, a Delaware corporation (“RBOC”), a Subsidiary Guarantor under the Indenture, from all of its obligations under the Indenture and under its Subsidiary Guarantee pursuant to Section 10.5 of the Indenture as a result of the sale by the Company of all of the Capital Stock of RBOC; (ii) a Board Resolution of the Company’s Board of Directors authorizing the execution of such supplemental indenture; (iii) an Officer’s Certificate satisfying the requirements of Section 11.5 of the Indenture stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the execution of the proposed supplemental indenture have been satisfied; and (iv) an Opinion of Counsel to the Company satisfying the requirements of Section 11.5 of the Indenture stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

1.            Certain Terms Defined in the Indenture.  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

2.            Amendment to the Indenture.  The Indenture is hereby amended to delete RBOC as a Subsidiary Guarantor under the Indenture and to release RBOC from all of its obligations as a Subsidiary Guarantor under the Indenture and under its Subsidiary Guaranty.

3.            Amendment to the Notation of Subsidiary Guarantee Attached to the Note. The Notation of Subsidiary Guarantees attached to the Note is hereby amended to delete RBOC as a Subsidiary Guarantor and to release RBOC from all of its obligations under such guarantee and under the Note.

4.            Effectiveness.  This Third Supplemental Indenture shall be effective as of the date first written above.

5.            Governing Law.  The laws of the State of New York shall govern this Third Supplemental Indenture.

6.            Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.            Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended and supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company, the remaining Subsidiary Guarantors and the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

“COMPANY”

RAM ENERGY, INC.,

a Delaware corporation

By:  /s/ Larry E. Lee

Larry E. Lee, President

“SUBSIDIARY GUARANTORS”

RB OPERATING COMPANY,

a Delaware corporation

By:  /s/ Larry E. Lee

Larry E. Lee, President

RLP GULF STATES, L.L.C., an Oklahoma limited liability company

By:  RAM Energy, Inc., a Delaware corporation

By: /s/ Larry E. Lee

Larry E. Lee, President

GREAT PLAINS PIPELINE COMPANY

(formerly Magic Circle Energy Corporation)

a Delaware corporation

By:  /s/ Larry E. Lee

Larry E. Lee, President

CARMEN DEVELOPMENT CORPORATION,

an Oklahoma corporation

By:  /s/ Larry E. Lee

Larry E. Lee, President

MAGIC CIRCLE ACQUISITION CORPORATION,

an	Oklahoma corporation

By:  /s/ Larry E. Lee

Larry E. Lee, President

CARMEN FIELD LIMITED PARTNERSHIP,

an Oklahoma limited partnership

By:  Carmen Development Corporation

an Oklahoma corporation

By: /s/ Larry E. Lee
Larry E. Lee, President

“TRUSTEE”

THE BANK OF NEW YORK, as successor to

United States Trust Company of New York, Trustee

By:

Name:

Title: